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                                                                     EXHIBIT (j)

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 45 to Registration Statement No. 33-46973 on Form N-1A under the Securities Act of 1933, of our report dated December 18, 2002, relating to Payden & Rygel Investment Group, including Global Short Bond Fund, Global Fixed Income Fund, Emerging Markets Bond Fund, Growth & Income Fund, Market Return Fund, U.S. Growth Leaders Fund, Small Cap Leaders Fund, Bunker Hill Money Market Fund, Limited Maturity Fund, Short Bond Fund, U.S. Government Fund, GNMA Fund, Core Bond Fund, Opportunity Bond Fund, High Income Fund, Short Duration Tax Exempt Fund, Tax Exempt Bond Fund, and California Municipal Income Fund, and to the reference to us under the heading "Financial Highlights" in the Prospectus. We also consent to the references to us under the headings "Independent Auditors" and "Financial Statements" in the Statement of Additional Information, which is part of such Registration Statement.

DELOITTE & TOUCHE LLP

Chicago, Illinois
January 28, 2003